                                                                   EXHIBIT 10(b)

                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 Third Avenue
                            New York, New York  10022

                                                               December 27, 1996



Prudential Pacific Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, New Jersey  07102-4077


Gentlemen and Ladies:

     Prudential Pacific Growth Fund, Inc. (the "Fund"), is filing with the Securities and Exchange Commission Post-Effective Amendment No. 8 to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act") on Form N-1A (File Nos. 33-42391 and 811-6391), relating to the registration under the 1933 Act of 1,913,759 additional shares of its Common Stock, par value $.001 per share (the "Additional Shares"), which are to be offered and sold by the Fund in the manner and on the terms set forth in the prospectus of the Fund current and effective under the 1933 Act at the time of sale. Of the Additional Shares, 1,892,345 are previously outstanding shares of the Fund's Common Stock, par value $.001 per share, which were redeemed by the Fund during its fiscal year ended October 31, 1996. According to Post-Effective Amendment No. 8 to the Fund's Registration Statement, none of the Additional Shares have been used by the Fund for reduction pursuant to paragraph (a) of Rule 24e-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), in previous filings of post-effective amendments to the Fund's Registration Statement during the current fiscal year, or for the reduction pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act during the Fund's current fiscal year, of the registration fee payable by the Fund for the registration of shares for sale under the 1933 Act.

     We have, as counsel, participated in various proceedings relating to the Fund and to the proposed issuance of the Additional Shares. We have examined copies, either certified or otherwise proven to our satisfaction to be genuine, of the Fund's Articles of Incorporation and By-laws, as currently in effect, and a certificate dated December 18, 1996, issued by the State Department of Assessments and Taxation of the State of Maryland, certifying the existence and good standing of the Fund. We are generally familiar with the corporate affairs of the Fund.

     Based upon the foregoing, it is our opinion that:

     1. The Fund has been duly organized and is validly existing under the laws of the State of Maryland.

Prudential Pacific Growth Fund, Inc.
December 27, 1996
Page 2


     2. The Fund is authorized to issue two billion (2,000,000,000) shares of Common Stock, par value $.001 per share. Under Maryland law, (a) the number of authorized shares may be increased or decreased by action of the Board of Directors and (b) shares which are issued and subsequently redeemed by the Fund are, by virtue of such redemption, restored to the status of authorized and unissued shares.

     3. Subject to the effectiveness of the above-mentioned Post-Effective Amendment No. 8 to the Fund's Registration Statement and compliance with applicable state securities laws, upon the issuance of the Additional Shares for a consideration not less than the par value thereof as required by the laws of Maryland, and not less than the net asset value thereof as required by the 1940 Act and in accordance with the terms of the Registration Statement, such shares will be legally issued and outstanding and fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the above-mentioned Post-Effective Amendment No. 8 to the Registration Statement and with any state securities commission where such filing is required. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act.


     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the laws of the State of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland and, where applicable, published cases, rules or regulations of regulatory bodies of that State.

                              Very truly yours,
                    /s/ Shereff, Friedman, Hoffman & Goodman, LLP
                    Shereff, Friedman, Hoffman & Goodman, LLP

SFH&G:MKN:JLS:GNB:ne